Exhibit 10.8

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of March 7, 2011, is entered into by and among Excel Trust, Inc., a Maryland corporation (the “REIT”), Excel Trust, L.P., a Delaware limited partnership (the “Operating Partnership”), and Spencer G. Plumb (the “Executive”).

WHEREAS, the REIT and the Operating Partnership (collectively, the “Company”) and the Executive are parties to that certain Employment Agreement (the “Original Agreement”) effective as of the Effective Date (as defined in the Original Agreement).

WHEREAS, the Company and the Executive desire to amend the Original Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. Section 4(a)(iv) of the Original Agreement. Section 4(a)(iv) of the Original Agreement is hereby amended to read as follows:

“(iv) (A) On the Date of Termination, one hundred percent (100%) of the Executive’s outstanding unvested Stock Awards (as defined below) that were granted to the Executive on the Effective Date (the “IPO Awards”) shall become immediately vested and exercisable in full.

(B) On the Date of Termination, the vesting and/or exercisability of the Executive’s outstanding unvested Stock Awards (other than performance-based vesting Stock Awards and the IPO Awards) shall be accelerated as to the number of shares subject to such awards that would vest over the twelve (12) month period following the Date of Termination had Executive remained continuously employed by the Company during such period.

(C) In the event the Date of Termination occurs within eighteen (18) months following the occurrence of a Change in Control (as such term is defined in the Company’s 2010 Equity Incentive Award Plan as in effect on the Effective Date), on the Date of Termination, one hundred percent (100%) of the Executive’s outstanding unvested Stock Awards (including performance-based vesting awards and the IPO Awards) shall become immediately vested and exercisable in full.

(D) For purposes of this Agreement, “Stock Awards” means all stock options, restricted stock and such other equity awards granted pursuant to the Company’s stock equity incentive plans (or awards substituted therefore covering the securities of a successor company).

2. Miscellaneous. This Amendment shall be and is hereby incorporated in and forms a part of the Original Agreement. All other terms and provisions of the Original Agreement shall remain unchanged except as specifically modified herein. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Amendment are not part of the provisions hereof and shall have no force or effect. This Amendment may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

3. Right to Advice of Counsel. The Executive acknowledges that he has the right to, and has been advised to, consult with an attorney regarding the execution of this Agreement and any release hereunder; by his signature below, the Executive acknowledges that he understands this right and has either consulted with an attorney regarding the execution of this Agreement or determined not to do so.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

EXCEL TRUST, INC.

By:	/s/ Gary B. Sabin

Name:	Gary B. Sabin

Title:	Chairman and Chief Executive Officer

EXCEL TRUST, L.P.

By:	Excel Trust, Inc., its general partner

By:	/s/ S. Eric Ottesen

Name:	S. Eric Ottesen

Title:	Senior Vice President, General Counsel and Secretary

/s/ Spencer G. Plumb
Spencer G. Plumb